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                                                                    EXHIBIT 10.5

                           THIRD AMENDED AND RESTATED
                        FINANCING AGREEMENT AND GUARANTY

                                      AMONG

                                 FIBERMARK, INC.
                                 (as Guarantor)


                      FIBERMARK DURABLE SPECIALTIES, INC.,

                  FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC.

                                       AND

                         FIBERMARK OFFICE PRODUCTS, LLC
                          (as Borrowers and Guarantors)



                       THE CIT GROUP/BUSINESS CREDIT, INC.

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.

                       SUCH OTHER LENDERS THAT MAY BECOME
                                SIGNATORY HERETO
                                  (as Lenders)


                                       and

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                           (as Agent for the Lenders)



                         Dated as of September 30, 1999




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                                TABLE OF CONTENTS

                                                                                         Page
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
ARTICLE I.          DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION.................6

    SECTION 1.01.   DEFINED TERMS...........................................................6
    SECTION 1.02.   COMPUTATION OF TIME PERIODS............................................31
    SECTION 1.03.   ACCOUNTING PRINCIPLES AND TERMS........................................31
    SECTION 1.04.   RULES OF CONSTRUCTION..................................................32

ARTICLE II.         CONDITIONS PRECEDENT...................................................32

    SECTION 2.01.   CONDITIONS PRECEDENT TO INITIAL REVOLVING CREDIT LOAN..................32
    SECTION 2.02.   CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT LOAN.....................35
    SECTION 2.03.   DEEMED REPRESENTATION..................................................36

ARTICLE III.        AMOUNT AND TERMS OF THE REVOLVING CREDIT LOANS.........................36

    SECTION 3.01.   REVOLVING CREDIT LOANS.................................................36
    SECTION 3.02.   REVOLVING CREDIT NOTE..................................................37
    SECTION 3.03.   OVERADVANCES...........................................................37
    SECTION 3.04.   INFORMATION RELATING TO ACCOUNTS.......................................37
    SECTION 3.05.   REPRESENTATIONS RELATING TO ACCOUNTS...................................38
    SECTION 3.06.   COLLECTION OF ACCOUNTS.................................................38
    SECTION 3.07.   NOTICE REGARDING ACCOUNTS..............................................39
    SECTION 3.08.   BORROWERS'ACCOUNTS.....................................................40
    SECTION 3.09.   APPLICATION OF PAYMENTS................................................40
    SECTION 3.10.   PREPAYMENTS............................................................40
    SECTION 3.11.   FUNDING OF REVOLVING CREDIT LOANS......................................41
    SECTION 3.12.   NOTICE AND MANNER OF BORROWING.........................................41
    SECTION 3.13.   OBLIGATIONS OF AGENT AND LENDERS.......................................42
    SECTION 3.14.   MINIMUM AMOUNTS........................................................43
    SECTION 3.15.   USE OF PROCEEDS........................................................43
    SECTION 3.16.   TAXES..................................................................43
    SECTION 3.17.   ADDITIONAL COSTS.......................................................44
    SECTION 3.18.   LIMITATION ON TYPES OF REVOLVING CREDIT LOANS..........................45
    SECTION 3.19.   ILLEGALITY.............................................................46
    SECTION 3.20.   TREATMENT OF AFFECTED LOANS............................................46
    SECTION 3.21.   ADEQUACY...............................................................46

ARTICLE IV.         GUARANTY...............................................................47

    SECTION 4.01.   FIBERMARK DURABLE GUARANTY.............................................47
    SECTION 4.02.   FIBERMARK DURABLE GUARANTORS' GUARANTY OBLIGATIONS UNCONDITIONAL.......47
    SECTION 4.03.   WAIVERS................................................................48
    SECTION 4.04.   SUBROGATION............................................................48

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
    SECTION 4.05.   FIBERMARK FILTER GUARANTY..............................................49
    SECTION 4.06.   FIBERMARK FILTER GUARANTORS' GUARANTY OBLIGATIONS UNCONDITIONAL........49
    SECTION 4.07.   WAIVERS................................................................50
    SECTION 4.08.   SUBROGATION............................................................50
    SECTION 4.09.   FIBERMARK OFFICE GUARANTY..............................................50
    SECTION 4.10.   FIBERMARK OFFICE GUARANTORS' GUARANTY OBLIGATIONS UNCONDITIONAL........51
    SECTION 4.11.   WAIVERS................................................................52
    SECTION 4.12.   SUBROGATION............................................................52
    SECTION 4.13.   FIBERMARK GUARANTY.....................................................52
    SECTION 4.14.   FIBERMARK GUARANTORS' GUARANTY OBLIGATIONS UNCONDITIONAL...............52
    SECTION 4.15.   WAIVERS................................................................53
    SECTION 4.16.   SUBROGATION............................................................54

ARTICLE V.          COLLATERAL.............................................................54

    SECTION 5.01.   (A)  GRANT OF A SECURITY INTEREST BY FIBERMARK OFFICE..................54
    SECTION 5.02.   COVENANTS REGARDING INVENTORY..........................................56
    SECTION 5.03.   COVENANTS REGARDING EQUIPMENT..........................................57
    SECTION 5.04.   COLLATERAL COVENANT....................................................58
    SECTION 5.05.   COVENANTS REGARDING ACCOUNTS...........................................59
    SECTION 5.06.   CONTINUING SECURITY INTEREST...........................................59
    SECTION 5.07.   ACTIONS BY AGENT.......................................................60
    SECTION 5.08.   ADDITIONAL COLLATERAL AND FURTHER ASSURANCES...........................60
    SECTION 5.09.   ADDITIONAL INFORMATION.................................................61
    SECTION 5.10.   COMPLIANCE WITH FAIR LABOR STANDARDS ACT...............................61

ARTICLE VI.         INTEREST, FEES AND EXPENSES............................................61

    SECTION 6.01.   METHOD OF ELECTING INTEREST RATES......................................61
    SECTION 6.02.   INTEREST...............................................................62
    SECTION 6.03.   FEES...................................................................63
    SECTION 6.04.   PAYMENTS AND COMPUTATIONS..............................................64
    SECTION 6.05.   CERTAIN COMPENSATION...................................................64

ARTICLE VII.        POWERS.................................................................65

    SECTION 7.01.   POWERS.................................................................65

ARTICLE VIII.       REPRESENTATIONS AND WARRANTIES.........................................65

    SECTION 8.01.   INCORPORATION, GOOD STANDING AND DUE QUALIFICATION.....................66
    SECTION 8.02.   CORPORATE POWER AND AUTHORITY; NO CONFLICTS............................66
    SECTION 8.03.   LEGALLY ENFORCEABLE AGREEMENTS.........................................66
    SECTION 8.04.   LITIGATION.............................................................66
    SECTION 8.05.   FINANCIAL STATEMENTS...................................................67
    SECTION 8.06.   OWNERSHIP AND LIENS; LOCATION OF INVENTORY AND EQUIPMENT...............67
    SECTION 8.07.   TAXES..................................................................68

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
    SECTION 8.08.   ERISA..................................................................68
    SECTION 8.09.   SUBSIDIARIES...........................................................68
    SECTION 8.10.   OPERATION OF BUSINESS..................................................68
    SECTION 8.11.   NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS..........................69
    SECTION 8.12.   NO DEFAULTS ON OTHER AGREEMENTS........................................69
    SECTION 8.13.   LABOR DISPUTES AND ACTS OF GOD.........................................69
    SECTION 8.14.   GOVERNMENTAL REGULATION................................................69
    SECTION 8.15.   PARTNERSHIPS...........................................................69
    SECTION 8.16.   ENVIRONMENTAL PROTECTION...............................................69
    SECTION 8.17.   SOLVENCY...............................................................70
    SECTION 8.18.   INTELLECTUAL PROPERTY..................................................70
    SECTION 8.19.   LICENSE OF INTELLECTUAL PROPERTY.......................................71
    SECTION 8.20.   ENVIRONMENTAL COMPLIANCE...............................................71
    SECTION 8.21.   CPG MERGER AGREEMENT...................................................71

ARTICLE IX.         AFFIRMATIVE COVENANTS..................................................71

    SECTION 9.01.   REPORTING REQUIREMENTS.................................................71
    SECTION 9.02.   NOTICES................................................................73
    SECTION 9.03.   PAYMENT OF TAXES AND CLAIMS............................................75
    SECTION 9.04.   MAINTENANCE OF EXISTENCE...............................................75
    SECTION 9.05.   CONDUCT OF BUSINESS....................................................75
    SECTION 9.06.   COMPLIANCE WITH LAWS...................................................75
    SECTION 9.07.   INSURANCE..............................................................75
    SECTION 9.08.   BOOKS AND RECORDS; INSPECTION..........................................79
    SECTION 9.09.   ERISA COVENANT.........................................................79
    SECTION 9.10.   INTERCOMPANY TRANSFER OF FUNDS.........................................80
    SECTION 9.11.   INVENTORY AND ACCOUNTS RECEIVABLE ANALYSIS OF ACQUIRED ENTITY..........80
    SECTION 9.12.   ACQUIRED ENTITIES......................................................80
    SECTION 9.13.   COMPLIANCE WITH ENVIRONMENTAL LAWS.....................................80
    SECTION 9.14.   APPRAISAL..............................................................81

ARTICLE X.          NEGATIVE COVENANTS.....................................................81

    SECTION 10.01.   DEBT..................................................................81
    SECTION 10.02.   LIENS.................................................................81
    SECTION 10.03.   SALE OF ASSETS........................................................81
    SECTION 10.04.   PROHIBITION OF FUNDAMENTAL CHANGES....................................82
    SECTION 10.05.   INVESTMENTS...........................................................82
    SECTION 10.06.   TRANSACTION WITH AFFILIATES...........................................82
    SECTION 10.07.   NATURE OF BUSINESS....................................................82
    SECTION 10.08.   DIVIDENDS.............................................................82
    SECTION 10.09.   LEASES................................................................83
    SECTION 10.10.   ENVIRONMENTAL COMPLIANCE..............................................83
    SECTION 10.11.   FISCAL YEAR...........................................................83
    SECTION 10.12.   SUBSIDIARY STOCK ISSUANCE.............................................83

ARTICLE XI.          FINANCIAL COVENANTS...................................................83

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
    SECTION 11.01.   CONSOLIDATED NET WORTH................................................83
    SECTION 11.02.   CONSOLIDATED FIXED CHARGE COVERAGE RATIO..............................84

ARTICLE XII.         EVENTS OF DEFAULT.....................................................84

    SECTION 12.01.   EVENTS OF DEFAULT.....................................................84
    SECTION 12.02.   ACCELERATION OF OBLIGATIONS...........................................87
    SECTION 12.03.   OTHER REMEDIES........................................................87

ARTICLE XIII.        AGENCY................................................................89

    SECTION 13.01.   THE AGENT.............................................................89
    SECTION 13.02.   DELEGATION OF DUTIES..................................................89
    SECTION 13.03.   EXCULPATORY PROVISIONS................................................89
    SECTION 13.04.   RELIANCE BY AGENT.....................................................90
    SECTION 13.05.   NOTICE OF DEFAULT.....................................................90
    SECTION 13.06.   NON-RELIANCE ON AGENT AND OTHER LENDERS...............................90
    SECTION 13.07.   INDEMNIFICATION.......................................................91
    SECTION 13.08.   THE AGENT IN ITS INDIVIDUAL CAPACITY..................................91
    SECTION 13.09.   SUCCESSOR AGENT.......................................................91
    SECTION 13.10.   ARRANGEMENTS REQUIRING CONSENT OF LENDERS.............................91
    SECTION 13.11.   RECAPTURE OF PAYMENTS.................................................93

ARTICLE XIV.         RIGHTS AND OBLIGATIONS OF THE LENDERS AND THE AGENT...................93

    SECTION 14.01.   ADJUSTMENTS AMONG LENDERS.............................................93
    SECTION 14.02.   SHARING OF PAYMENTS...................................................94
    SECTION 14.03.   SALE OF PARTICIPATIONS................................................94
    SECTION 14.04.   NATURE OF REVOLVING CREDIT COMMITMENTS................................94
    SECTION 14.05.   SHARING OF COSTS AND EXPENSES.........................................95
    SECTION 14.06.   SHARING OF PAYMENTS...................................................95
    SECTION 14.07.   ASSIGNMENTS...........................................................96
    SECTION 14.08.   ACKNOWLEDGEMENTS BY AGENT.............................................97
    SECTION 14.09.   TERMINATION OF FINANCING AGREEMENT....................................97

ARTICLE XV.          MISCELLANEOUS.........................................................98

    SECTION 15.01.   WAIVERS...............................................................98
    SECTION 15.02.   ENTIRE AGREEMENT......................................................98
    SECTION 15.03.   WAIVER OF COVENANTS IN PREDECESSOR AGREEMENT..........................99
    SECTION 15.04.   USURY.................................................................99
    SECTION 15.05.   PAYMENT OF EXPENSES...................................................99
    SECTION 15.06.   INDEMNITY............................................................100
    SECTION 15.07.   SEVERABILITY.........................................................100
    SECTION 15.08.   WAIVER OF JURY TRIAL.................................................100
    SECTION 15.09.   NOTICES..............................................................101
    SECTION 15.10.   GOVERNING LAW........................................................102
    SECTION 15.11.   CONFIDENTIALITY......................................................103

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THIRD AMENDED AND RESTATED FINANCING AGREEMENT AND GUARANTY DATED AS OF
SEPTEMBER 30, 1999, AMONG FiberMark, Inc. ("FiberMark"), a Delaware corporation, FiberMark Durable Specialties, Inc. ("FiberMark Durable"), a Delaware corporation, FiberMark Filter and Technical Products, Inc. ("FiberMark Filter"), a Delaware corporation, and FiberMark Office Products, LLC ("FiberMark Office"), a Vermont limited liability company, The CIT Group/Business Credit, Inc. ("CITBC"), a New York corporation, with offices located at 1211 Avenue of the Americas, New York, New York, The CIT Group/Equipment Financing, Inc. ("CITEF," and together with CITBC, the "Initial Lenders"), a New York Corporation, with offices located at 900 Ashwood Parkway, Atlanta, Georgia 30338, the other lenders that may, subsequent to the date hereof, purchase from the Initial Lenders a portion of their rights and obligations under this Third Amended and Restated Financing Agreement and Guaranty pursuant to, and in accordance with,
Section 14.07 hereof (CITBC, CITEF and such other lenders each individually a "Lender" and collectively the "Lenders"), and CITBC as agent for the Lenders (in such capacity, together with its successors or assigns in such capacity, the "Agent"). FiberMark Durable, FiberMark Filter and FiberMark Office are referred to as a "Borrower" and collectively as the "Borrowers". FiberMark, FiberMark Durable, FiberMark Filter and FiberMark Office and each Acquired Entity are referred to herein as a "Guarantor" and collectively as the "Guarantors". The Guarantors and the Borrowers are referred to herein collectively as the "Obligors".

                             PRELIMINARY STATEMENTS

                  1. REFERENCE. Reference is made to the Second Amended and Restated Financing Agreement and Guaranty dated December 31, 1996 among Specialty Paperboard, Inc., Specialty Paperboard/Endura, Inc., CPG Investors, Inc., CPG Holdings, Inc., CPG-Warren Glen Inc., Custom Papers Group Inc., Arcon Holdings Corp., Arcon Coating Mills Inc., CITBC, each of the other Lenders signatory thereto and CITBC, as Agent for the Lenders (the "December 1996 Agreement").

                  2. AMENDMENT AND RESTATEMENT. To the extent this Third Amended and Restated Financing Agreement and Guaranty amends the December 1996 Agreement, the December 1996 Agreement is amended, and to the extent this Third Amended and Restated Financing Agreement and Guaranty restates the December 1996 Agreement, the December 1996 Agreement is restated.

                  The Borrowers desire that the Lenders extend credit as provided herein and the Lenders are prepared to extend such credit. Accordingly, the Borrowers, the Guarantors, the Lenders and the Agent agree as follows:


                                       5
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             ARTICLE I. DEFINITIONS, ACCOUNTING TERMS AND RULES OF
                                  CONSTRUCTION

                  Section 1.01. DEFINED TERMS. As used in this Third Amended and Restated Financing Agreement and Guaranty the following terms have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):

                  ACCOUNT DEBTOR means each Person obligated to pay on an Account Receivable.

                  ACCOUNTS shall mean all of an Obligor's now existing and future: (a) Accounts Receivable (whether or not specifically listed on schedules furnished to the Agent), and any and all instruments, documents, contract rights, chattel paper, investment property, rights to proceeds of letters of credit, money and general intangibles, including, without limitation, all accounts created by or arising from all of the Obligor's sales of goods or rendition of services to its customers, (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

                  ACCOUNTS RECEIVABLE means any right to payment for goods sold by or services rendered by an Obligor, including all accounts arising from sales or rendition of services made under any of the Obligor's trade names or styles, or through any of the Obligor's divisions; regardless of how such right is evidenced, whether secured or unsecured, or now existing or hereafter arising.

                  ACQUIRED ENTITY shall mean (x) any Person acquired by any Obligor hereunder by way of (i) the purchase of stock or assets of such Person and all or a portion of the consideration paid for such stock or assets is paid directly or indirectly with the proceeds of the Revolving Credit Loans or (ii) consolidation or merger of such Person with or into any Obligor or (y) any entity formed to acquire the assets or stock of another Person and all or a portion of the consideration paid for such stock or assets is paid directly or indirectly with the proceeds of the Revolving Credit Loans.

                  ACQUIRED INDEBTEDNESS means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with any Obligor or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation.

                  ADDITIONAL COSTS shall have the meaning specified in Section 3.17.


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                  ADJUSTED TERMINATION DATE shall mean the date determined by adding to the Closing Date the number of months calculated by multiplying (i) the number of months elapsing from the Closing Date to September 30, 2002 (rounded downward to the nearest whole number of months) times (ii) a percentage derived by dividing (x) the appraised value assigned in the Appraisal to the Equipment by (y) Thirty Five Million Dollars (rounded downward to the nearest whole number of months); PROVIDED that if such percentage is 100% or greater, the Adjusted Termination Date shall be September 30, 2002.

                  AFFECTED LOANS shall have the meaning specified in Section
3.20.

                  AFFILIATE means with respect to any designated Person, any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For purposes of this definition, "control", "controlled by" and "under common control with", as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  AGENT means The CIT Group/Business Credit, Inc., or any successor thereof, acting as agent for Lenders pursuant to this Financing Agreement.

                  ANNIVERSARY DATE shall mean each September 30, commencing September 30, 2000.

                  APPLICABLE LENDING OFFICE means, for each of the Lenders, the lending office of such Lender (or of an Affiliate of such Lender) designated as such for such Type of Loan on the signature page hereto or in the applicable Assignment and Acceptance Agreement or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Agent and the Borrower as the office by which its Revolving Credit Loans of such Type are to be made and maintained.

                  APPLICABLE MARGIN means (a) with respect to the Chase Manhattan Bank Rate one half percent (0.50%); and (b) with respect to the Libor Rate two percent (2.00%).

                  APPRAISAL shall mean the appraisal, in form and substance satisfactory to the Agent, conducted by an appraiser satisfactory to the Agent and at Agent's expense, and appraising the Equipment on a "market value, in place, in use" basis if sold in one year.

                  APPROVALS AND PERMITS means any permits, variance, permission, authorization, consent, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, or registration issued by any Governmental Authority which


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is required to be obtained in accordance with applicable Law in connection with the ownership, operation, construction, or maintenance of its property.

                  ASSIGNMENT AND ACCEPTANCE shall have the meaning ascribed to such term in Section 14.07.

                  ASSIGNMENT OF CLAIMS ACT shall mean 31 United States Code Annotated Section 3727 and all amendments and supplements thereto and all rules and regulations promulgated thereunder.

                  AVAILABILITY shall mean the excess of

                  (a)  the sum of

                                    (i)  ninety percent (90%) of the Eligible
                           Accounts Receivable of the Obligors, plus

                                    (ii)  sixty percent (60%) of the aggregate
                           value of Eligible Inventory of the Obligors, plus

                                    (iii) Twenty Five Million Dollars
                           ($25,000,000), over

                  (b) the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together.

                  BOARD OF DIRECTORS shall mean, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  BOARD OF GOVERNORS means the Board of Governors of the Federal Reserve Bank or any entity succeeding to any or all of its functions.

                  BOARD RESOLUTION shall mean, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Agent.

                  BORROWING BASE means an amount equal to the sum of (a) ninety percent (90%) of the Eligible Accounts Receivable, plus (b) sixty percent (60%) of the aggregate value of Eligible Inventory, plus (c) Twenty Five Million Dollars ($25,000,000).

                  BORROWING BASE CERTIFICATE means a Certificate substantially in the form of Exhibit H, certified by an officer of FiberMark, with respect to the Borrowing Base.


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                  BRATTLEBORO COLLATERAL shall mean all of FiberMark Office's present and future right, title and interest in and to the Equipment and the Real Estate, whether now owned or hereafter acquired; and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing, in whatever form.

                  BUSINESS DAY shall mean (a) for all purposes other than those covered by clause (b) below, any day that CITBC and The Chase Manhattan Bank are open for business excluding Saturday, Sunday and any day that either is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed and (b) with respect to all notices, determinations, fundings and payments in connection with the Libor Rate, any date that is a Business Day as described in clause (a) above that is also a day for trading by and between banks in dollar deposits in the applicable interbank Libor market.

                  CAPITAL LEASE means any lease of property (real or personal or mixed) which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

                  CAPITALIZED LEASE OBLIGATIONS shall mean, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  CHASE MANHATTAN BANK RATE shall mean the rate of interest from time to time announced by The Chase Manhattan Bank at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

                  CHASE MANHATTAN BANK RATE LOANS shall mean all or any portion of the Revolving Credit Loans for which any Borrower has elected to use the Chase Manhattan Bank Rate for interest rate calculations.

                  CLOSING DATE means the date upon which the conditions set forth in Section 2.01 shall have been fulfilled to the satisfaction of the Agent.

                  CODE means The Internal Revenue Code of 1986, as thereafter amended.

                  COLLATERAL shall mean, collectively, (i) all of each Obligor's right, title and interest, whether now owned or hereafter acquired, in and to all present and future Accounts and Inventory, wherever located, including all rights under all permits granted in favor of FiberMark Office relating to its facility in Brattleboro, Vermont; and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing, in whatever form; and
(ii) the Brattleboro Collateral.


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                  COLLATERAL MANAGEMENT FEE shall mean the sum of Thirty-Five
Thousand Dollars ($35,000) which shall be paid to the Agent for its own account in accordance with Section 6.03 of this Financing Agreement to offset the expenses and costs of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

                  CONSOLIDATED AMORTIZATION OF DEFERRED BOOK GAIN shall mean the amortization of the book gain realized from the sale of certain fixed assets to CITEF in connection with the Lease Agreement, as recorded on the consolidated financial statements of FiberMark and its Subsidiaries in accordance with GAAP.

                  CONSOLIDATED EBITDA shall mean, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of FiberMark and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and
(C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for FiberMark and its Subsidiaries in accordance with GAAP.

                  CONSOLIDATED FIXED CHARGE COVERAGE RATIO shall mean the ratio of (i) Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending (A) for the purposes of Section 10.01, on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date"), or (B) for purposes of Section 11.02, on any date during the term of this Financing Agreement, to (ii) Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, in determining the Consolidated Fixed Charge Coverage Ratio for purposes of Section 10.01, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act of 1933, as amended) basis for the period of such calculation to
(1) the incurrence or repayment of any Indebtedness of FiberMark or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (2) any Asset Sales (as defined in the Indenture) or Asset Acquisitions (as defined in the Indenture) (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of FiberMark or one of its Subsidiaries (including any Person who becomes an Acquired Entity as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to

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the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If FiberMark or any of its Subsidiaries directly or indirectly guarantee Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if FiberMark or any such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of Section 10.01, in determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio", (I) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest in such Indebtedness in effect on the Transaction Date;
(II) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (III) notwithstanding clause (I) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements, and (IV) there shall be added an amount equal to the aggregate obligations with respect to all Operating Leases of the Obligors in effect as of the Transaction Date (and, if applicable, after giving effect to the Operating Lease being entered into) that are scheduled to become due and payable within the twelve-month period commencing on the Transaction Date.

                  CONSOLIDATED FIXED CHARGES shall mean, with respect to FiberMark for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock (as defined in the Indenture) of FiberMark (other than dividends paid in Qualified Capital Stock paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  CONSOLIDATED INTEREST EXPENSE shall mean, with respect to FiberMark for any period, the sum of, without duplication: (i) the aggregate of the interest expense of FiberMark and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) the capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by FiberMark and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  CONSOLIDATED NET INCOME shall mean, with respect to FiberMark, for any period, the aggregate net income (or loss) of FiberMark and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with FiberMark or any Subsidiary, (d) the net income (but not loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary, except to the extent of cash dividends or distributions paid to FiberMark or to a Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to FiberMark by consolidation or merger or as a transferee of FiberMark's assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets.

                  CONSOLIDATED NET WORTH shall mean, at any time, the excess of Consolidated Total Assets over Consolidated Total Liabilities.

                  CONSOLIDATED NON-CASH CHARGES shall mean, with respect to FiberMark, for any period, the aggregate depreciation, amortization and other non-cash expenses of FiberMark and its Subsidiaries reducing Consolidated Net Income of FiberMark for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  CONSOLIDATED TOTAL ASSETS shall mean, at any time, the total assets of FiberMark and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

                  CONSOLIDATED TOTAL LIABILITIES shall mean, at any time, the total liabilities of FiberMark and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

                  CONTINUE, CONTINUATION AND CONTINUED shall refer to the continuation pursuant to Section 6.01 hereof of a Libor Rate Loan as a Libor Rate Loan from one Libor Rate Period to the next Libor Rate Period.

                  CONVERT, CONVERSION AND CONVERTED shall refer to a conversion pursuant to Section 6.01 hereof of Chase Manhattan Bank Rate Loans into Libor Rate Loans or Libor Rate Loans into Chase Manhattan Bank Rate Loans, each of which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  CORPORATE OBLIGORS means each of FiberMark, FiberMark Durable and FiberMark Filter.

                  CORPORATE REORGANIZATION shall mean the corporate reorganization consummated in December, 1997 pursuant to which:

                  (a) the corporation formerly known as Specialty
Paperboard/Endura, Inc. and the corporation formerly known as Arcon Coating Mills, Inc., a Delaware corporation, merged into the corporation formerly known as Arcon Holdings, Inc, a Delaware corporation;

                  (b) the name of Arcon Holdings, Inc. was changed to FiberMark Durable Specialties, Inc.;

                  (d) the corporation formerly known as Custom Papers Group, Inc., a Virginia corporation, and the corporation formerly known as CPG Warren-Glen, Inc., a Virginia corporation, merged into the corporation formerly known as CPG Holdings, Inc., a Delaware corporation;

                  (e) subsequent to the mergers described in paragraph (d) of this definition, CPG Holdings, Inc. was merged into the corporation formerly known as CPG Investors, Inc., a Delaware corporation;

                  (f) the name of CPG Investors, Inc. was changed to FiberMark Filter and Technical Products, Inc.; and

                  (g) FiberMark Office was formed as a Vermont limited liability company with FiberMark as the sole member.

                  CUSTOMARILY PERMITTED LIENS shall mean:

                  (a) Liens of local, provincial, or state authorities for franchise or other like taxes provided the aggregate amounts secured by such Liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any one time;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by Law, created in the ordinary course of business and for amounts not yet due or which are the subject of a Good Faith Contest;

                  (c) deposits made (and the Liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of Indebtedness), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

                  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to the Agent herewith; PROVIDED, HOWEVER, that in no event shall any Environmental Lien be deemed to be a Customarily Permitted Lien.

                  DEFAULT shall mean any event specified in Section 12.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

                  DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: (a) four percent (4%) plus (b) the Chase Manhattan Bank Rate, which the Agent shall be entitled to charge each Borrower on all Obligations of such Borrower due the Lenders and not paid by such Borrower.

                  DEPOSITORY ACCOUNTS shall mean those accounts owned by, and in the name of, the Agent and designated by the Agent for the deposit of proceeds of Collateral.

                  DOCUMENTATION FEE shall mean (a) the sum intended to compensate the Agent (for its own account) for the use of the Agent's internal or outside counsel and facilities in documenting, in whole or in part, the initial transaction solely on behalf of the Lenders, exclusive of Out-Of-Pocket Expenses, which sum shall be included as part of the Loan Facility Fee due and payable in accordance with Section 6.03 of this Financing Agreement, and (b) the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

                  DOLLARS AND $ means lawful money of the United States of America.

                  ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of each Obligor's Accounts Receivable that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of:

                  (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding); and

                  (b) reserves for:

                           (i) sales to the United States of America or to any
                  agency, department or division thereof except where assignment of all resulting accounts receivable due or to become due under a particular contract is made by any Obligor to the Agent and the Agent is satisfied that all requirements for compliance with the Assignment of Claims Act and/or other applicable statutes, rules, or regulations have been fulfilled;

                           (ii) foreign sales other than sales (A) secured by
                  stand-by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, (B) covered by policies of foreign credit insurance that are in form and substance satisfactory to the Agent and are issued by one or more insurance carriers that are fully acceptable to the Agent, and are assigned to the Agent with the Agent named as loss payee thereunder or (C) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in U.S. Dollars and all such sales do not exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any one time;

                           (iii)  accounts that remain unpaid more than ninety
                  (90) days from invoice date;

                           (iv)  contras;

                           (v)  sales to any Affiliate of an Obligor;

                           (vi)  bill and hold (deferred shipment) or
                  consignment sales;

                           (vii) sales to any customer which is (w) insolvent,
                  (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (z) in the Agent's reasonable business judgment, financially unacceptable to the Agent or has a credit rating unacceptable to the Agent;

                           (viii) all sales to any customer if fifty percent
                  (50%) or more of either (x) all outstanding invoices or (y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date;

                           (ix) any other reasons deemed necessary by the Agent
                  in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders; and

                           (x) an amount representing, historically, returns, discounts, claims, credits and allowances.

                  ELIGIBLE INVENTORY shall mean the gross amount of each Obligor's Inventory that conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less any (i) work-in-process, (ii) supplies (other than raw material), (ii) goods not present in the United States of America,
(iii) goods returned or rejected by the customers of such Obligor (other than goods that are undamaged and resalable in the normal course of business), (iv) goods to be returned to the suppliers of such Obligor, (v) goods in transit to third parties (other than the agents or warehouses of such Obligor), (vi) goods that are obsolescent, and (vii) goods, located at a place identified on Schedule
5.04 that is not one of the Excluded Premises, that are moved to one or more of the Excluded Premises (unless they are returned to a place identified on Schedule 5.04 that is not one of the Excluded Premises), and less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales; PROVIDED, HOWEVER, that (without limiting the requirement that Inventory, to qualify as "Eligible Inventory", must satisfy each of the other components of this definition) no Inventory located at premises that are subject to a Warehouse Lease identified on Schedule 5.04 that is not included on Schedule
2.01 as of the Closing Date shall constitute "Eligible Inventory" until such time as an appropriate landlord's waiver or warehouse acknowledgment is received by Agent with respect to such premises.

                  EMPLOYEE BENEFIT PLAN means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by any Obligor, or any ERISA Affiliate or with respect to which such Obligor, or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

                  ENVIRONMENTAL DISCHARGE means any spill, emission, leaking, pumping, injection, deposit, dispersal, leaching, migration, disposal, discharge or release or threatened release of Hazardous Materials into the indoor or outdoor environment or into or out of any property, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

                  ENVIRONMENTAL LAW means any applicable Law relating to human health or safety or the environment and any terms and conditions of any Approvals or Permits issued thereunder, including, without limitation, Laws relating to noise or to Environmental Discharges or to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or remediation of Hazardous Materials or to the transfer of industrial or manufacturing facilities or property.

                  ENVIRONMENTAL LIEN means any Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to, an Environmental Discharge.

                  ENVIRONMENTAL NOTICE means any written complaint, order, claim, citation, letter, inquiry, notice or other written communication from any Person

(a) relating to any Obligor's compliance with or liability or potential liability under any Environmental Law, (b) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at, to, or from any of Obligor's past, present or future locations or facilities or Real Estate or at, to or from any other location or facility including, without limitation: (i) the existence of any contamination or possible or threatened contamination at any such location or facility or the Real Estate; and (ii) Remedial Action in connection with any Environmental Discharge or Hazardous Materials at any such location or facility or Real Estate or any part thereof; or (c) relating to any violation or alleged violation of any Environmental Law by any Obligor, the Real Estate, or any prior owner of operator of the Real Estate.

                  EQUIPMENT shall mean all currently owned or hereafter acquired interest of FiberMark Office in all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, now or at any time hereafter located at the Real Estate (all of which shall continue to constitute "Equipment", regardless of its removal from the Real Estate, unless the Agent expressly releases its security interest therein), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds and products of the foregoing, of whatever sort.

                  ERISA means the Employee Retirement Income Security Act of 1974, as thereafter amended.

                  ERISA AFFILIATE means any entity required to be aggregated with any Obligor under Section 414(b), (c), (m) or (o) of the Code.

                  EVENT(S) OF DEFAULT shall have the meaning provided for in
Section 12.01 of this Financing Agreement.

                  EXCLUDED PREMISES shall mean those premises (including warehouses) (i) owned or leased by any Obligor, or occupied by any third-party processor of Inventory of any Obligor, that are set forth on Schedule 2.01, as amended by Agent from time to time to reflect Agent's receipt or non-receipt, or the lapse or termination, of any landlord's waiver, warehouse acknowledgment, third party processor acknowledgment or filing or other measure required to create or maintain a first perfected security interest and Lien in favor of Agent in the Collateral kept, stored or processed at the relevant location or otherwise to protect Agent's and Lenders' interest therein; PROVIDED THAT any location that is identified on Schedule 5.04 as a Warehouse Lease but is not included on Schedule 2.01 as of the Closing Date will become an "Excluded Premise" effective November 16, 1999, unless, on or before November 15, 1999, Agent has received an appropriate landlord's waiver or warehouse acknowledgment with respect to such location.

                  EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), and Secretary of FiberMark.

                  FACILITY FEE shall mean the fee payable by the Borrowers to the Initial Lenders in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000), which fee shall be deemed fully earned, nonrefundable and due on the Closing Date.

                  FIBERMARK DURABLE GUARANTORS means each of FiberMark, FiberMark Filter, FiberMark Office and each Acquired Entity.

                  FIBERMARK FILTER GUARANTORS means each of FiberMark, FiberMark Durable, FiberMark Office and each Acquired Entity.

                  FIBERMARK GUARANTORS means each of FiberMark Durable, FiberMark Filter and FiberMark Office.

                  FIBERMARK OFFICE GUARANTORS means each of FiberMark, FiberMark Durable, FiberMark Filter and each Acquired Entity.

                  FIBERMARK DURABLE OBLIGATIONS shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark Durable or to others for FiberMark Durable's account; any and all indebtedness and obligations which may at any time be owing by FiberMark Durable to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark Durable from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark Durable's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark Durable is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise. FiberMark Durable Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark Durable under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark Durable and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark Durable's operation, premises or waste disposal practices or sites; FiberMark Durable's liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark Durable's liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark Durable's account, including any accommodation extended with respect to applications for letters of credit, the Lenders' and/or the Agent's acceptance of drafts or the Lenders' and/or the Agent's endorsement of notes or other instruments for FiberMark Durable's account and benefit.

                  FIBERMARK FILTER OBLIGATIONS shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark Filter or to others for FiberMark Filter's account; any and all indebtedness and obligations which may at any time be owing by FiberMark Filter to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark Filter from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark Filter's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark Filter is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise. FiberMark Filter Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark Filter under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark Filter and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark Filter's operation, premises or waste disposal practices or sites; FiberMark Filter's liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark Filter's liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark Filter's account, including any accommodation extended with respect to applications for letters of credit, the Lenders' and/or the Agent's acceptance of drafts or the Lenders' and/or the Agent's endorsement of notes or other instruments for FiberMark Filter's account and benefit.

                  FIBERMARK OBLIGATIONS shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark or to others for FiberMark's account; any and all indebtedness and obligations which may at any time be owing by FiberMark to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise. FiberMark Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark's operation, premises or waste disposal practices or sites; FiberMark's liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark's liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark's account, including any accommodation extended with respect to applications for letters of credit, the Lenders' and/or the Agent's acceptance of drafts or the Lenders' and/or the

Agent's endorsement of notes or other instruments for FiberMark's account and benefit.

                  FIBERMARK OFFICE OBLIGATIONS shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark Office or to others for FiberMark Office's account; any and all indebtedness and obligations which may at any time be owing by FiberMark Office to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark Office from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark Office's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark Office is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise. FiberMark Office Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark Office under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark Office and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark Office's operation, premises or waste disposal practices or sites; FiberMark Office's liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark Office's liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark Office's account, including any accommodation extended with respect to applications for letters of credit, the Lenders' and/or the Agent's acceptance of drafts or the Lenders' and/or the Agent's endorsement of notes or other instruments for FiberMark Office's account and benefit.

                  FINANCING AGREEMENT means this Third Amended and Restated Financing Agreement and Guaranty.

                  FISCAL YEAR shall mean each period from January 1 to December 31.

                  GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

                  GOOD FAITH CONTEST means the contest of an item if: (a) the item is diligently contested in good faith by appropriate proceedings timely instituted; (b) adequate reserves are established with respect to the contested item; (c) during the period of such contest, the enforcement of the contested item is effectively stayed; and (d) the failure to pay or comply with the contested item during the period of such contest could not result in a Material Adverse Change.

                  GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  GUARANTORS means all of FiberMark, FiberMark Durable, FiberMark Filter, FiberMark Office and each Acquired Entity.

                  GUARANTY OBLIGATIONS shall mean, all obligations of any Guarantor as guarantor of the obligations of a Borrower or other Guarantor under this Financing Agreement. Guarantor Obligations shall also include indebtedness owing to the Lenders and/or the Agent by any Guarantor under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between such Guarantor and the Lenders.

                  HAZARDOUS MATERIALS means any pollutants, contaminants, toxic or hazardous substances or wastes, chemicals, radioactive material, medical wastes or special waste, including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls, and petroleum or hydrocarbon-based products, derivatives wastes, or breakdown, constituent or decomposition products thereof.

                  INDEBTEDNESS shall mean at any date:

                  (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);

                  (b) obligations as lessee under Capital Leases (and, for purposes of determining whether any Obligor may enter into an Operating Lease, obligations as lessee under Operating Leases);

                  (c) reimbursement obligations under letters of credit issued for the account of any Person;

                  (d) all reimbursement obligations arising under bankers' or trade acceptances;

                  (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss;

                  (f) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and

                  (g) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition.

                  INDENTURE means the Indenture dated as of October 15, 1996 among FiberMark, Inc. (formerly known as Specialty Paperboard, Inc.), the Guarantors (as defined therein) and the Trustee (as defined therein) pursuant to which the Senior Notes are issued, as amended, modified or supplemented from time to time.

                  INITIAL LENDERS means CITBC and CITEF.

                  INSOLVENCY means, at any particular time, a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

                  INTEREST SWAP OBLIGATIONS means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  INVENTORY of an Obligor shall mean all of such Obligor's currently owned or hereafter acquired interests in all merchandise, inventory and goods held for sale or lease or to be furnished under contracts of service, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds and products of the foregoing, of whatever sort.

                  LAW means any treaty, foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

                  LEASE AGREEMENT shall mean that certain Lease Agreement by and between Specialty Paperboard, Inc., as lessee and the CIT Group/Equipment Financing, Inc., as lessor, dated as of April 29, 1994, and as further amended and supplemented by that certain First Amendment to Lease Agreement dated as of September 29, 1995, as further amended and supplemented by that certain Second Amendment to Lease Agreement dated as of December 29, 1995, as otherwise amended, modified and supplemented from time to time, and as assigned and assumed pursuant to the Assignment and Assumption Agreement - NY, dated as of December 31, 1997, by and between FiberMark and FiberMark Office.

                  LENDER(S) shall mean CITBC, CITEF each Assignee which becomes a Lender pursuant to Section 14.07 hereof, and their respective successors.

                  LENDER LOAN COMMITMENT shall mean, with respect to each Lender's making of the Revolving Credit Loans, the obligation of such Lender to make

Revolving Credit Loans under this Financing Agreement up to the aggregate principal amount outstanding at any time equal to the sum of its Revolving Credit Commitment and its Pro Rata Share of the Overadvance Availability.

                  LENDER PARTY shall mean the Agent and each of the Lenders.

                  LIBOR PERIOD shall mean a thirty (30) day, sixty (60) day, or ninety (90) day interest period with respect to Libor Rate Loans, as selected by a Borrower.

                  LIBOR RATE shall mean, at any time of determination, the then highest prevailing London Interbank Offered Rate paid in London on thirty (30) day, sixty (60) day, or ninety (90) day dollar deposits from other banks as published two (2) days prior to the commencement of the applicable interest period, under "Money Rate," in the New York City edition of The Wall Street Journal or if there is no such publication or statement therein as to a Libor Rate, then in any publication used in the New York City financial community which was published two (2) days prior to the commencement of the applicable interest period.

                  LIBOR RATE LOANS shall mean that portion of the Revolving Credit Loans with respect to which a Borrower has elected to use the Libor Rate for the interest rate calculations.

                  LIBOR RATE PREPAYMENT PREMIUM shall mean, for any payment of principal of any Libor Rate Loan prior to the end of an applicable interest period, an amount computed pursuant to the following formula:


                                 (R - T) x P x D
                                 ---------------
                                       360

         R =      interest rate applicable to the Libor Rate Loan
         T =      effective interest rate per annum at which any readily
                  marketable bonds or other obligations of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable interest period for such
                  Libor Rate Loan and in approximately the same principal amount as such Libor Rate Loan, can be purchased by the Agent on the day of such prepayment of principal
         P =      the amount of principal prepaid
         D =      the number of days remaining in the Libor Period as of the date of such prepayment

         The applicable Borrower shall pay such amount within five (5) business days of presentation by the Agent to such Borrower of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be conclusive on such Borrower absent manifest error.

                  LIEN means any mortgage, pledge, hypothecation, security interest, collateral assignment, Lien (statutory or other), or other security interest or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction (except any such filing that is expired or that relates to an operating lease)).

                  LOAN DOCUMENTS shall mean each of this Financing Agreement, the Revolving Credit Notes, and the Security Documents.

                  MATERIAL ADVERSE CHANGE means (a) a material adverse change in the status of the business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations, or property of an Obligor, or (b) any event or occurrence of whatever nature which could have a material adverse effect on an Obligor's ability to perform its obligations under the Loan Documents.

                  MOODY'S means Moody's Investors Service, Inc. and any successor thereto which provides credit ratings.

                  MORTGAGE shall mean, collectively, the Mortgage Agreement(s), in form and substance satisfactory to the Agent, between FiberMark Office and the Agent pursuant to which FiberMark Office grants to the Agent or to the Agent's designee for the ratable benefit of the Lenders, a first mortgage in the Real Estate to secure the Obligations.

                  NON-EXCLUDED TAXES shall have the meaning specified in Section 3.16.

                  NOTICE OF BORROWING shall mean a Revolving Credit Notice of Borrowing.

                  OBLIGATIONS shall mean collectively the FiberMark Obligations, FiberMark Durable Obligations, FiberMark Filter Obligations and FiberMark Office Obligations.

                  OBLIGORS means all of FiberMark, FiberMark Durable, FiberMark Filter, FiberMark Office and each Acquired Entity.

                  OFFICER'S CERTIFICATE shall mean a certificate signed in the name of each Obligor by (i) with respect to FiberMark, FiberMark Filter and FiberMark Durable, its President, Vice President, Controller or Treasurer and
(ii) with respect to FiberMark Office, FiberMark (by FiberMark's President, Vice President, Controller or Treasurer).

                  OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

                  OTHER TAXES shall have the meaning specified in Section 3.16.

                  OUT-OF-POCKET EXPENSES shall mean all of the Lenders' and the Agent's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, local counsel fees, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section 3.17 of this Financing Agreement.

                  OVERADVANCE shall have the meaning specified in Section 3.03.

                  OVERADVANCE AVAILABILITY has the meaning specified in Section 3.03.

                  PBGC means Pension Benefit Guaranty Corporation.

                  PENSION PLAN means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA.

                  PERMITTED ENCUMBRANCES shall mean:

                  (a) Liens expressly permitted, or consented to, by the Agent;

                  (b) Purchase Money Liens;

                  (c) Customarily Permitted Liens;

                  (d) Liens granted the Agent by an Obligor;

                  (e) Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, Two Hundred Fifty Thousand Dollars ($250,000) (other than Liens bonded or insured to the reasonable satisfaction of the Agent);

                  (f) Liens for taxes not yet due and payable or which are the subject of a Good Faith Contest and which Liens are not x) other than with respect to Real Estate, senior to the Liens of the Agent or y) for taxes due the United States of America; PROVIDED, HOWEVER, that in no event shall any Environmental Lien be deemed to be a Permitted Encumbrance;

                  (g) Liens granted by any Obligor on any of its assets other than (i) the Brattleboro Collateral, (ii) each Obligor's Accounts and (iii) each Obligor's Inventory.

                  PERMITTED INDEBTEDNESS shall mean:

                  (a) Indebtedness incurred in the ordinary course of business for raw materials, supplies, property, equipment, services, taxes or labor or otherwise;

                  (b) Indebtedness secured by Purchase Money Liens;

                  (c) Indebtedness of FiberMark which is subordinated to the prior payment and satisfaction of FiberMark's Obligations to the Lenders by means of a subordination agreement or similar instrument, in each case in form and substance satisfactory to the Lenders;

                  (d) deferred taxes and other expenses incurred in the ordinary course of business;

                  (e) Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Lenders or otherwise disclosed to the Lenders in writing on or prior to the date of execution of this Financing Agreement; and

                  (f) the Senior Notes.

                  PERMITTED INVESTMENTS means:

                  (a) direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States of America with maturities of one (1) year or less from the date of acquisition;

                  (b) commercial paper with maturities of two hundred seventy
(270) days or less of (a) a Lender or any parent of a Lender, or (b) a domestic issuer rated at least "P-1" by Moody's or "A-1" by S&P; and

                  (c) certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by (i) any Lender, or (ii) any commercial bank operating within the United States of America whose outstanding long-term debt is rated at least "A" by Moody's or "A" by S&P.

                  PERSON means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  PREDECESSOR AGREEMENT means the Second Amended and Restated Financing Agreement and Guaranty, dated as of December 31, 1996, among Specialty Paperboard, Inc., as borrower, Specialty Paperboard/Endura, Inc., CPG Investors Inc., CPG Holdings, Inc., CPG-Warren Glen Inc., Custom Papers Group Inc., Arcon Holdings Corp., and Arcon Coating Mills Inc., CITBC, the other lenders, if any, that subsequent to the date thereof, purchased from CITBC a portion of its rights and obligations thereunder pursuant to, and in accordance with, Section 14.07 thereof, and CITBC as agent for the lenders.

                  PREPAYMENT FEE shall mean the fee payable to the Agent for the ratable benefit of the Lenders in accordance with, and pursuant to, the provisions of Section 6.03 of this Financing Agreement.

                  PRO RATA SHARE means, for purposes of this Financing Agreement and with respect to each Lender, in the case of the Revolving Credit Loans and the Unused Line Fees and the Overadvances, a fraction, the numerator of which is such Lender's Revolving Credit Commitment and the denominator of which is the total of all the Lenders' Revolving Credit Commitments.

                  PURCHASE MONEY LIENS shall mean Liens on any item of equipment acquired by an Obligor after the Closing Date, PROVIDED that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate for all Obligors, Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.

                  QUALIFIED CAPITAL STOCK shall mean capital stock other than any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the sole option of the holder thereof on or prior to the later of (A) the final maturity date of the Securities (as defined in the Indenture) or (b) the Revolving Credit Commitment Termination Date then in effect.

                  QUARTERLY PAYMENT DATE means each March 31, June 30, September 30 and December 31.

                  REAL ESTATE shall mean the fee and/or leasehold interests in the real property of FiberMark Office located at Brattleboro, Vermont.

                  REGULATORY CHANGE means, with respect to any Lender, any change after December 31, 1996 in United States federal, state, municipal or foreign Laws (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States, federal, state, municipal or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  REMEDIAL ACTION means action required to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent an Environmental Discharge or minimize any further Environmental Discharge; or (c) investigate and determine if a remedial response is needed, design such a response or conduct post-remedial investigation, monitoring operation, maintenance or care.

                  REORGANIZATION means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  REPORTABLE EVENT means an event described in Section 4043(b) of ERISA or in the regulations thereunder (other than those events as to which the thirty (30) day notice period is waived under Subsections .13, .14, .15,
 .18, .19 or .20 of PBGC Regulation Section 2615).

                  REQUIRED LENDERS shall mean, on the date calculation of Required Lenders is made, the Lenders having Revolving Credit Commitments to lend at least sixty six and two thirds percent (66 2/3%) of the Revolving Credit Loans hereunder; PROVIDED that for so long as there are only two Lenders (each of them an Initial Lender or an assignee of the entire Pro Rata Share of the Revolving Credit Facility initially owned by one of the Initial Lenders), each of which has a 50% Pro Rata Share, REQUIRED LENDERS shall mean CITBC and any assignee of CITBC's entire Pro Rata Share of the Revolving Credit Facility.

                  RESTRICTED PAYMENT shall mean (a) any dividend or distribution (other than dividends or distributions payable in Qualified Capital Stock of FiberMark or to an Obligor) on or in respect of shares of an Obligor's capital stock to holders of such capital stock, (b) purchase, redemption, or other acquisition or retirement for value of any capital stock of an Obligor or any warrants, rights or options to purchase or acquire shares of any class of such capital stock (other than from another Obligor), or (c) loan or advance to any Person or purchase or other acquisition of any capital stock, assets, obligations or other securities of, or any capital contribution to, or other investment, or acquisition of any interest, in, any Person (other than Permitted Investments or investments effected pursuant to Section 9.10).

                  RESTRICTED PAYMENT CONDITIONS shall mean, with respect to any proposed Restricted Payment, that (a) both at the time of such Restricted Payment and immediately after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing; (ii) the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 10.01, and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to October 15, 1996 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the FiberMark) does not exceed the sum of:
(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of FiberMark subsequent to October 15, 1996 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (B) 100% of the aggregate net cash proceeds received by FiberMark from any Person (other than a Subsidiary of

FiberMark) from the issuance and sale subsequent to October 15, 1996 and on or prior to the Reference Date of Qualified Capital Stock of FiberMark; plus (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by FiberMark from a holder of FiberMark's capital stock (excluding, in the case of clauses
(iii)(B) and (C), any net cash proceeds from a Public Equity Offering (as defined in the Indenture) to the extent used to redeem the Securities (as defined in the Indenture); and (b) after giving effect to such proposed Restricted Payment, there remains at least $10,000,000 of Availability.

                  REVOLVING CREDIT COMMITMENT shall mean, subject to the effect of any assignment pursuant to Section 14.07, for each Lender, the amount set forth opposite its name below:


===================== ==================== ======================
                      Pro Rata Share of
                      Revolving Credit     Amount of Revolving
Lender                Facility             Credit Commitment
--------------------- -------------------- ----------------------
CITBC                 50%                  $25,000,000

CITEF                 50%                  $25,000,000
===================== ==================== ======================


                  REVOLVING CREDIT COMMITMENT TERMINATION DATE shall mean the earlier of (i) September 30, 2002 and (ii) the Adjusted Termination Date; PROVIDED, HOWEVER, the Borrowers and the Lenders agree that such date shall be automatically extended for an additional year on such date or on each subsequent anniversary date thereof unless and until at least sixty (60) days prior to any such date Borrowers or the Lenders shall have given the other notice in writing that such date shall not be so extended.

                  REVOLVING CREDIT FACILITY shall mean Fifty Million Dollars ($50,000,000).

                  REVOLVING CREDIT LIMIT has the meaning specified in Section 3.01.

                  REVOLVING CREDIT LOANS shall have the meaning specified in
Section 3.01.

                  REVOLVING CREDIT NOTE shall have the meaning specified in
Section 3.02.

                  REVOLVING CREDIT NOTICE OF BORROWING shall have the meaning specified in Section 3.12.

                  S&P means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or any successor thereto which provides credit ratings.

                  SECURITY DOCUMENTS means the Mortgage and any other security agreement granting a Lien on any assets of an Obligor to secure such Obligor's Obligations.